UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Todos Medical Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-56026	n/a
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

121 Derech Menachem Begin, 3oth Floor

Tel Aviv, 6701203 Israel

(Address of principal executive offices)

Registrant’s telephone number, including area code: 972 (52) 642-0126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01	Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On June 23, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Todos Medical Ltd. (the “Company”) dismissed Fahn Kanne & Co. Grant Thornton Israel (“FKGT”), the Company’s independent registered public accounting firm.

FKGT’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton Israel’s report, dated April 21 2021, on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2020 and December 31, 2019, respectively, and the subsequent interim period through June 23, 2021, there were (i) no disagreements between the Company and FKGT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of FKGT, would have caused FKGT to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years.

During the fiscal years December 31, 2020 and 2019 and the subsequent interim period through June 23, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the fiscal years ended December 31, 2020 and 2019 and the three months ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of the Company concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective solely as a result of the lack of sufficient internal accounting personnel, segregation of duties and lack of sufficient internal controls (including IT general controls) . Based on the foregoing, it was determined that the Company had a material weakness as of December 31, 2020 relating to its internal controls over financial reporting, and such material weakness had not yet been remediated as of March 31, 2021.

The Company provided FKGT with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that FKGT furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of FKGT’s letter, dated June 25, 2021, is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

On June 23, 2021, the Audit Committee appointed Yarel & Partners (“Yarel”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021.

During the fiscal years ended December 31, 2020 and December 31, 2019, respectively, and the subsequent interim period through June 23, 2021, neither the Company nor anyone on the Company’s behalf consulted Yarel with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Yarel that Yarel concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Fahn Kanne Grant Thornton to the U.S. Securities and Exchange Commission dated June 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2021

TODOS MEDICAL LTD.

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer

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